Exhibit 99.1

ANALOGIC CORPORATION	NEWS RELEASE
8 CENTENNIAL DRIVE PEABODY, MA 01960

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

John J. Millerick

Senior Vice President, CFO, and Treasurer

(978) 326-4000

Mark Namaroff

Director of Strategic Marketing and Investor Relations

(978) 326-4058

investorrelations@analogic.com

Analogic Corporation Announces Results

For the Third Quarter Ended April 30, 2009

PEABODY, MA (June 4, 2009) – Analogic Corporation (NASDAQ: ALOG), a leading designer and manufacturer of high-precision medical and security imaging equipment, today announced results for its third quarter ended April 30, 2009.

Highlights during the quarter included:

•	Revenues of $93.6 million, down $9.1 million versus Q2 2009

•	Net Income of $2.3 million, up $0.9 million from Q2 2009

•	Earnings:

•	GAAP: $0.18 per diluted share

•	Non-GAAP: $0.24 per diluted share

•	Positive operating cash flows of $9.4 million

•	Orders totaling $16 million were received for airport security systems

Revenues for the third quarter ended April 30, 2009, were $93.6 million, compared with second quarter revenues of $102.7 million and the prior year’s third quarter revenues of $102.8 million. Income from operations for the third quarter was $1.5 million compared with a loss of $1.5 million in the second quarter of fiscal 2009 and income of $7.7 million in the prior year’s third quarter.

GAAP net income for the third quarter of fiscal 2009 was $2.3 million, or $0.18 per diluted share, compared with $1.4 million, or $0.11 per diluted share, in the second quarter and $6.7 million, or $0.50 per diluted share, for the prior year’s third quarter.

On a non-GAAP basis, income from operations for the third quarter of fiscal 2009 was $3.3 million compared with $3.8 million in the second quarter and $9.4 million in the prior year. Non-GAAP net income for the third quarter was $3.1 million, or $0.24 per diluted share, compared with $3.4 million, or $0.27 per diluted share, in the second quarter and $8.0 million, or $0.59 per diluted share, for the prior year’s third quarter.

Jim Green, President and CEO commented, “Economic conditions continue to put pressure on capital equipment spending, affecting the demand for CT, MR, and motion control related systems. We expect these trends to continue through the next couple of quarters, however, we will continue to manage our business for profitability and positive cash flow.”

Green continued, “As our customers optimize their R&D expenses, they are coming to us more often for the development of new products. This increasing interest in Analogic as a development and manufacturing partner for critical subsystems will continue to benefit us in the future.”

Segment Revenues

Medical Imaging revenues were $50.0 million for the third quarter of fiscal 2009, down $11.8 million from the second quarter and down $8.5 million over the prior year’s third quarter. Imaging System and Subsystem revenues were down during the third quarter due to continued weakness in the healthcare capital equipment market, driven by poor economic conditions, particularly in the United States. During the quarter we implemented a major OEM contract that has the one-time effect of delaying $3 million in revenue recognition and increasing finished-goods inventory. This contract will have a similar impact in Q4, at which point revenue recognition should return to normal run rates.

Digital Radiography revenues were $10.3 million for the third quarter of fiscal 2009, up $3.5 million from the second quarter and up $1.6 million over the prior year, driven by increasing sales of tomosynthesis-ready amorphous Selenium direct digital mammography detectors to a major medical OEM. We continue to expect long-term revenue growth in DR as our customers introduce their systems outside the U.S., and as they receive regulatory clearance to sell them within the U.S.

BK Medical revenues were $19.2 million for the third quarter of fiscal 2009, down $1.6 million from the second quarter and down $3.5 million from the prior year. Revenues were negatively impacted by currency exchange rates and the delay in customer orders in anticipation of the new Flex Focus™ scanner.

Security Technology revenues were $12.2 million for the third quarter of fiscal 2009, up $1.0 million from the second quarter and up $1.5 million from a year earlier. During the third quarter we received a $16 million order from L-3 Communications for eXaminer® 3DX and eXaminer SX systems, which will begin shipping in June 2009. This is the first order for the eXaminer SX since the U.S. Transportation Security Administration (TSA) certified the system in January.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Conference Call

Analogic will conduct an investor conference call on Thursday, June 4, at 5:00 p.m. (ET) to discuss the results for the third quarter. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and presentation materials related to the quarterly financial information will be posted on the Company’s website at www.analogic.com. The call will also be available via webcast in listen-only mode. To listen to the webcast, visit www.analogic.com approximately five to ten minutes before the conference is scheduled to begin.

A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) July 3, 2009. To access the digital replay, dial 1-877-919-4059, or 1-334-323-7226 for international callers. The passcode is 34657560. A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) Friday, July 3, 2009.

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

About Analogic

Analogic Corporation is a growth oriented high-technology signal and image processing company, providing products and services to original equipment manufacturers (OEMs) and end users in growing medical diagnostics and security markets worldwide. The Company is recognized worldwide for advancing the state of the art in automatic explosives detection, computed tomography (CT), digital radiography (DR), ultrasound, magnetic resonance imaging (MRI), patient monitoring, and advanced signal processing. For more information, visit www.analogic.com

Consolidated Statements of Operations (GAAP)

(Unaudited)

	Three Months Ended
(in thousands, except per share data)	Q3 09 Apr. 30, 2009	Q2 09 Jan. 31, 2009	Q3 08 Apr. 30, 2008
Net revenue:
Products	$86,864	$94,444	$98,167
Engineering	4,846	6,208	2,483
Other	1,883	2,063	2,118

Total net revenue	93,593	102,715	102,768

Cost of sales:
Products	55,908	61,822	60,525
Engineering	5,148	6,293	2,218
Other	1,576	1,697	1,693

Total cost of sales	62,632	69,812	64,436

Gross margin	30,961	32,903	38,332

Operating expenses:
Research and product development	10,572	11,358	12,363
Selling and marketing	8,985	9,728	8,422
General and administrative	9,899	9,836	9,878
Restructuring charge	—	3,488	—

Total operating expenses	29,456	34,410	30,663

Income (loss) from operations	1,505	(1,507)	7,669

Other income:
Interest income, net	531	767	1,640
Other	(158)	464	230

Total other income	373	1,231	1,870

Income (loss) before income taxes	1,878	(276)	9,539
Provision (benefit) for income taxes	(373)	(1,695)	2,860

Net income	$2,251	$1,419	$6,679

Net income per share:
Basic	$0.18	$0.11	$0.51
Diluted	0.18	0.11	0.50
Dividends declared per share	$0.10	$0.10	$0.10
Weighted-average shares outstanding:
Basic	12,619	12,829	13,222
Diluted	12,691	12,876	13,318

Condensed Consolidated Balance Sheets GAAP

(Unaudited)

(in thousands)	Q3 09 Apr. 30, 2009	Q2 09 Jan. 31, 2009	Q3 08 Apr. 30, 2008
Assets:
Cash, cash equivalents and marketable securities	$153,290	$147,848	$176,011
Accounts receivable, net	57,317	62,126	71,525
Inventories	82,519	81,648	81,618
Other current assets	25,713	26,420	16,793

Total current assets	318,839	318,042	345,947
Property, plant and equipment, net	83,343	83,383	89,376
Other assets	56,106	56,478	71,054

Total Assets	$458,288	$457,903	$506,377

Liabilities and Stockholders’ Equity:
Accounts payable	$22,666	$24,437	$31,268
Accrued liabilities	26,369	25,168	29,247
Advance payments and deferred revenue	8,409	10,943	10,529
Accrued income taxes	—	—	2,230

Total current liabilities	57,444	60,548	73,274

Long-term liabilities	6,755	7,573	8,669

Stockholders’ equity	394,089	389,782	424,434

Total Liabilities and Stockholders’ Equity	$458,288	$457,903	$506,377

UNAUDITED SUPPLEMENTAL INFORMATION—RECONCILIATION OF GAAP TO NON-GAAP MEASURES

The Company provides non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP income before income taxes, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company’s operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Share-based compensation expense. The Company incurs expense related to share-based compensation included in its GAAP presentation of cost of sales, research and development, selling and marketing, general and administrative expense. Although share-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. In accordance with SFAS No. 123(R), share-based compensation expense is calculated as of the grant date of each share-based award, and generally cannot be changed or influenced by management after the grant date. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of the Company’s operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

Acquisition related expenses. The Company incurs amortization of intangibles and other expenses related to acquisitions it has made in recent years. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Executive transition expenses. James W. Green was appointed as our President and CEO on May 21, 2007. Since his arrival Mr. Green made a number of changes in the senior leadership team reporting to him. As such, the Company incurred charges for severance, executive search, relocation and other related expenses. Management believes these charges should be excluded from the non-GAAP results because they were one-time items not associated with the ongoing operations of the business.

Restructuring charge. The Company continuously strives to improve its operating efficiency. During the three months ended January 31, 2009, the Company reduced its work force by 145 employees or approximately 9% worldwide. The total cost of these activities was $3,811,000 of which $3,488,000 was recorded as an operating expense during the three months ended January 31, 2009. An additional $323,000 was charged against restructuring accruals previously recorded as part of the Copley acquisition. Management believes that exclusion of these expenses allows for comparisons of operating results that are consistent over time.

Taxes. For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, management adjusts the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on the Company’s income tax provision (benefit). In addition, from time-to-time, the Company recognizes certain non-recurring tax adjustments. In the three months ended January 31, 2009, the Company recorded $1,729,000 of discrete tax benefits of which $1,232,000 related to an income tax refund for R&D tax credits and $497,000 related the settlement of an income tax audit. In the three months ended April 30, 2009, the Company recorded $124,000 related to interest received on a tax refund. As these adjustments do not reflect the underlying performance of the business they have been excluded from Non-GAAP net income.

Management excludes the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

Non-GAAP Statement of Operations Reconciliation

	Three Months Ended
(in thousands, except per share data)	Q3 09 Apr. 30, 2009	Q2 09 Jan. 31, 2009	Q3 08 Apr. 30, 2008
GAAP Gross Margin	$30,961	$32,903	$38,332
Share-based compensation	69	64	40
Acquisition related expense	267	286	522

Non-GAAP Gross Margin	$31,297	$33,253	$38,894

Percent of Total Revenue	33.4%	32.4%	37.8%

GAAP Operating Expenses	$29,456	$34,410	$30,663
Share-based compensation	(1,019)	(972)	(784)
Executive transition	—	—	(209)
Restructuring charge	—	(3,488)	—
Acquisition related expense	(451)	(451)	(177)

Non-GAAP Operating Expenses	$27,986	$29,449	$29,493
Percent of Total Revenue	29.9%	28.7%	28.7%

GAAP Income (Loss) from Operations	$1,505	$(1,507)	$7,669
Share-based compensation	1,088	1,036	824
Executive transition	—	—	209
Restructuring charge	—	3,488	—
Acquisition related expense	718	737	699

Non-GAAP Income from Operations	$3,311	$3,754	$9,401
Percent of Total Revenue	3.5%	3.7%	9.1%

GAAP Income Before Income Taxes	$1,878	$(276)	$9,539
Share-based compensation	1,088	1,036	824
Executive transition	—	—	209
Acquisition related expense	718	737	699
Restructuring charge	—	3,488	—

Non-GAAP Income Before Income Taxes	$3,684	$4,985	$11,271

Percent of Total Revenue	3.9%	4.9%	11.0%

GAAP Net Income	$2,251	$1,419	$6,679
Share-based compensation	517	884	724
Executive transition	—	—	132
Acquisition related expense	488	501	441
Restructuring charge	—	2,372	—
Significant non-recurring tax items (a)	(124)	(1,729)	—

Non-GAAP Net Income	$3,132	$3,447	$7,976

Percent of Total Revenue	3.3%	3.4%	7.8%
GAAP Diluted EPS	$0.18	$0.11	$0.50
Effect of non-GAAP adjustments (a)	0.06	0.16	0.09

Non-GAAP Diluted EPS (a)	$0.24	$0.27	$0.59

(a)	Non-GAAP diluted EPS for Q2 09 was revised to exclude $1.7M ($0.13 EPS) of non-recurring tax benefits.